Exhibit 23.2

                                    FRANKLIN
                                   GRIFFITH &
                                   ASSOCIATES

Members of:                                                 Contact Information:
American Institute of CPAs                            6330 McLeod Drive, Suite 7
Institute of Management Accountants                      Las Vegas, Nevada 89120
Association of Certified Fraud Examiners                  (702) 736-1852 (voice)
Public Company Accounting Oversight Board                   (702) 736-1608 (fax)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use of Wallace Mountain Resources Corp. on Form SB-2/A of our Auditors' Report, dated April 10, 2005, on the balance sheet of Wallace Mountain Resources Corp. as of March 31, 2005 and the related statement of income and accumulated deficit from March 30, 2005 to March 31, 2005, changes in stockholders' equity, and cash flows for the period ended March 31, 2005 and to the reference of our Firm under the caption "Experts" in the Form SB-2/A.



/s/ Franklin Griffith & Associates
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September 7, 2005
Las Vegas, Nevada